EXHIBIT 99.1
Martha Stewart Living Omnimedia Reports
First Quarter 2009 Results
Internet Advertising Growth, Stability in Broadcasting, Solid Performance in New Merchandising Offerings Underscore Brand
Strength, Lend Support in Challenging Print Advertising Market
New York, New York — April 30, 2009 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter ended March 31, 2009. The Company reported revenue for the first quarter of $50.4 million, reflecting continued growth in Internet advertising revenue, stability in the Broadcasting segment, and new Merchandising initiatives, somewhat offset by a challenging magazine advertising market and expected lower guarantees and sales from Kmart as the relationship winds down.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “MSLO’s first quarter was consistent with our expectations. We believe our strong brands and broad visibility across media platforms and the nation’s retail store shelves are helping the Company hold its own in this recessionary environment. The Company also continues to balance investments in key growth initiatives with careful management of its healthy balance sheet.”
Mr. Koppelman added, “In our Media businesses, Publishing continues to feel the impact of the challenging print ad market, but we were encouraged by overall growth in subscriptions to our magazines, which underscores what we see as the inherent value in our print brands and their connection with readers. Our other media platforms are performing solidly as Internet advertising continues to grow and Broadcasting benefits from continued strength in The Martha Stewart Show‘s core demographic and the addition of Emeril’s programming. Our cross-platform or ‘omni’ programs are also gaining increasing traction and visibility in the marketing community.”
Addressing Merchandising performance, Robin Marino, President and Chief Executive Officer of Merchandising, said, “We continue to execute on our diversification strategy for our Merchandising business. First quarter performance was aided by our Emeril business and our program with 1-800-FLOWERS.COM. We continue to expand distribution of our popular crafts line as consumers look for affordable activities to engage in at home. Our Martha Stewart Collection at Macy’s continues to perform, and we’re excited to learn that we are Macy’s largest volume brand in their home business.”
First Quarter 2009 Summary
Revenues were $50.4 million in the first quarter of 2009, compared to $67.8 million in the first quarter of 2008. Lower revenues primarily reflect declines in print advertising revenue during a challenging period for the magazine industry, as well as the expected decrease in the minimum royalty guarantees and sales from Kmart compared with a year ago. The Company’s Broadcasting and Internet segments performed solidly, as did new Merchandising initiatives.
Operating loss for the first quarter of 2009 was $(15.5) million, compared to $(4.5) million for the first quarter of 2008. Included in the results is an impairment charge of $(7.1) million related to an equity investment. When excluding the impairment charge recorded in the quarter, operating loss was $(8.4) million for the quarter.
Adjusted EBITDA loss for the first quarter of 2009 was $(5.0) million, compared to $(1.2) million in the prior year period. The negative impact to adjusted EBITDA from revenue declines was partially offset by cost savings in the Publishing and Merchandising segments as well as the reduction of the compensation accrual and lower compensation costs across the businesses.
Net loss per share was $(0.31) for the first quarter of 2009, compared to $(0.08) for the first quarter of 2008. Included in the results is an impairment charge of $(7.1) million or $(0.13) per share for the quarter related to an equity investment. When excluding the impairment charge recorded in the quarter, net loss per share was $(0.18) for the quarter.

First Quarter 2009 Results by Segment

	Three Months Ended, March 31
	(unaudited, in thousands)

	2009	2008
REVENUES

Publishing	$28,361	$40,792
Broadcasting	10,514	10,562
Internet	2,622	3,414
Merchandising	8,933	13,066

Total Revenues	$50,430	$67,834

ADJUSTED EBITDA

Publishing	$(1,363)	$2,406
Broadcasting	1,031	522
Internet	(1,539)	(1,810)
Merchandising	5,499	6,982
Corporate	(8,630)	(9,344)

Total Adjusted EBITDA	$(5,002)	$(1,244)

OPERATING (LOSS)/INCOME

Publishing	$(1,872)	$1,656
Broadcasting	834	175
Internet	(2,032)	(2,247)
Merchandising	(1,776)	6,596
Corporate	(10,639)	(10,715)

Total Operating Loss	$(15,485)	$(4,535)

Publishing
Revenues in the first quarter of 2009 were $28.4 million, compared to $40.8 million in the prior year’s first quarter, due to lower advertising pages, timing of special issues and softness in newsstand revenue.
Operating loss was $(1.9) million for the first quarter of 2009, compared to operating income of $1.7 million in the first quarter of 2008.
Adjusted EBITDA loss was $(1.4) million in the first quarter of 2009, compared to adjusted EBITDA of $2.4 million in the prior year’s quarter. The decreases in advertising and circulation revenues were partially offset by savings in production and consumer marketing costs, as well as lower compensation costs, and the reduction of the compensation accrual.
Highlights
•	Subscribers increased in the quarter across all of our titles.

•	Martha Stewart’s Encyclopedia of Crafts debuted at #2 on The New York Times Best Seller List. It has also appeared on the best-seller lists in The Wall Street Journal and Publishers Weekly.

•	Emeril Lagasse’s new book, Emeril at the Grill: A Cookbook for All Seasons, hit bookstores nationwide on April 28th.
Broadcasting
Revenues in the first quarter of 2009 were $10.5 million, compared to $10.6 million in the first quarter of 2008.
Operating income was $0.8 million for the first quarter of 2009, compared to operating income of $0.2 million in the first quarter of 2008.

Adjusted EBITDA was $1.0 million for the first quarter of 2009, up from $0.5 million in the prior year’s first quarter due to the addition of Emeril programming and the reduction of the compensation accrual.
Highlights
•	The Martha Stewart Show continues to resonate with its core demographic of women ages 25 to 49.

•	Fine Living Network has renewed Whatever, Martha!, the critically-acclaimed series featuring co-hosts Alexis Stewart and Jennifer Koppelman Hutt, for a second season.

•	Production for the second season of Emeril Green on Discovery’s Planet Green network is underway.
Internet
Revenues were $2.6 million in the first quarter of 2009, compared to $3.4 million in the first quarter of 2008. Excluding revenue from Martha Stewart Flowers, which was previously recorded in the Internet segment and is now recorded in Merchandising, revenues were up compared to the prior year’s quarter.
Operating loss was $(2.0) million in the first quarter of 2009, compared to operating loss of $(2.2) million in the first quarter of 2008.
Adjusted EBITDA loss was $(1.5) million in the first quarter of 2009, compared to $(1.8) million in the prior year’s quarter, reflecting the reduction of the compensation accrual.
Highlights
•	Digital ad revenue grew 13% compared to the prior year’s quarter.

•	Page views increased 49% over the prior year’s quarter.

•	We successfully launched a new pets channel primarily sponsored by Nestlé Purina PetCare at www.marthastewart.com/pets.
Merchandising
Revenues were $8.9 million for the first quarter of 2009, as compared to $13.1 million in the prior year’s first quarter. As anticipated, the 2009 first quarter results included lower contractual minimum royalty guarantees and sales from Kmart as the relationship winds down. Excluding Kmart revenues in both years, Merchandising revenues increased compared to the prior year’s quarter. Results this quarter included our Emeril Lagasse business and Martha Stewart for 1-800-FLOWERS.COM.
Operating loss was $(1.8) million for the first quarter of 2009, compared to operating income of $6.6 million in the first quarter of 2008. The decline reflects an impairment charge of $(7.1) million related to an equity investment.
Adjusted EBITDA was $5.5 million for the first quarter of 2009, compared to $7.0 million in the prior year’s first quarter, reflecting lower compensation costs, the reduction of the compensation accrual and a continued focus on cost management.
Highlights
•	The Martha Stewart Collection continues to reasonate with Consumers at Macy’s. Some of our top-selling categories this quarter were gadgets, cookware and bakeware.

•	Martha Stewart Crafts has continued to benefit from expanded distribution and integrated marketing initiatives.

•	During the quarter, we signed a new licensing agreement with The Hain Celestial Group to develop Martha Stewart Clean, a line of natural home cleaning products.

•	Emeril Lagasse’s branded coffee line with Timothy’s, his line of cookware with All-Clad, and food products with B&G contributed to the quarter.
Corporate
Total Corporate expenses were $(10.6) million in the first quarter of 2009, compared to $(10.7) million in the prior year’s quarter. Adjusted EBITDA loss was $(8.6) million in the first quarter of 2009, compared to $(9.3) million in the prior year’s quarter. The decrease in expenses in the quarter was largely due to the reduction of the compensation accrual and lower compensation costs, partially offset by an increase in severance and facility-related charges.
The Company will host a conference call with analysts and investors on April 30th at 11:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization non-cash equity compensation and impairment charges (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Media - Elizabeth Estroff, SVP, Corporate Communications, +1-212-827-8281; or Investors - Katherine Nash, Director, Corporate Communications and Investor Relations, +1-212-827-8722, both for Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, March 31,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES

Publishing	$28,361	$40,792
Broadcasting	10,514	10,562
Internet	2,622	3,414
Merchandising	8,933	13,066

Total revenues	50,430	67,834

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	28,170	36,037
Selling and promotion	14,781	18,714
General and administrative	14,113	16,262
Depreciation and amortization	1,751	1,356
Impairment charge	7,100	—

Total operating costs and expenses	65,915	72,369

OPERATING LOSS	(15,485)	(4,535)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(8)	483
Loss on equity securities	(757)	—
Loss in equity interest	(236)	—

Total other (expense) / income	(1,001)	483

LOSS BEFORE INCOME TAXES	(16,486)	(4,052)

Income tax provision	(358)	(182)

NET LOSS	$(16,844)	$(4,234)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.31)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	53,766	52,722

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$49,744	$50,204
Short-term investments	9,855	9,915
Accounts receivable, net	37,205	52,500
Inventory	6,483	6,053
Deferred television production costs	4,597	4,076
Income taxes receivable	41	40
Other current assets	6,608	3,712

Total current assets	114,533	126,500

PROPERTY, PLANT AND EQUIPMENT, net	13,088	14,422
GOODWILL AND OTHER INTANGIBLE ASSETS, net	93,309	93,312
INVESTMENT IN EQUITY INTEREST, net	5,512	5,749
OTHER NONCURRENT ASSETS	12,109	21,302

Total assets	$238,551	$261,285

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$19,920	$27,877
Accrued payroll and related costs	6,181	7,525
Income taxes payable	97	142
Current portion of deferred subscription income	22,686	22,597
Current portion of other deferred revenue	19,554	7,582

Total current liabilities	68,438	65,723

DEFERRED SUBSCRIPTION REVENUE	6,374	6,874
OTHER DEFERRED REVENUE	4,953	13,334
LOAN PAYABLE	18,000	19,500
DEFERRED INCOME TAX LIABILITY	2,197	1,854
OTHER NONCURRENT LIABILITIES	3,179	3,005

Total liabilities	103,141	110,290

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,151 and 28,204 shares outstanding in 2009 and 2008, respectively	282	282
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2009 and 2008	267	267
Capital in excess of par value	284,641	283,248
Accumulated deficit	(148,871)	(132,027)
Accumulated other comprehensive loss	(134)	—

	136,185	151,770

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ Equity	135,410	150,995

Total liabilities and shareholders’ equity	$238,551	$261,285

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended March 31,
(unaudited, in thousands)
           The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2009	2008
ADJUSTED EBITDA
Publishing	$(1,363)	$2,406
Broadcasting	1,031	522
Internet	(1,539)	(1,810)
Merchandising	5,499	6,982
Corporate	(8,630)	(9,344)

Adjusted EBITDA	(5,002)	(1,244)

NON-CASH EQUITY COMPENSATION
Publishing	435	651
Broadcasting	128	238
Internet	41	59
Merchandising	157	362
Corporate	871	625

Total Non-Cash Equity Compensation	1,632	1,935

DEPRECIATION AND AMORTIZATION
Publishing	74	99
Broadcasting	69	109
Internet	452	378
Merchandising	18	24
Corporate	1,138	746

Total Depreciation and Amortization	1,751	1,356

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENT	7,100	-

OPERATING INCOME / (LOSS)
Publishing	(1,872)	1,656
Broadcasting	834	175
Internet	(2,032)	(2,247)
Merchandising	(1,776)	6,596
Corporate	(10,639)	(10,715)

Total Operating Loss	(15,485)	(4,535)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(8)	483
Loss on equity securities	(757)	-
Loss in equity interest	(236)	-

Total other (expense) / income	(1,001)	483

LOSS BEFORE INCOME TAXES	(16,486)	(4,052)

Income tax provision	(358)	(182)

NET LOSS	$(16,844)	$(4,234)